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                                                                   EXHIBIT 2.7

                              SECOND AMENDMENT TO
                            ASSET PURCHASE AGREEMENT

     This Second Amendment to Asset Purchase Agreement (this "Second Amendment") is made by and between HealthCentral.com ("HCEN"), HCEN Acquisition Corp. ("Acquisition Sub"), more.com, Inc. ("More") and Comfort Living, Inc. ("Comfort Living") as of this 27th day of November 2000. All capitalized terms used herein shall have the meaning set forth in the Purchase Agreement (as defined below) unless otherwise stated.

     WHEREAS, HCEN, Acquisition Sub, More and Comfort Living entered into an Asset Purchase Agreement, dated as of October 23, 2000, as amended by the First Amendment to Asset Purchase Agreement, dated as of November 14, 2000 (as amended, the "Purchase Agreement") whereby Acquisition Sub agreed to purchase certain assets of More and Comfort Living subject to certain terms and conditions contained therein;

     WHEREAS, the parties hereto wish to amend certain termination provisions set forth in the Purchase Agreement.

     NOW THEREFORE, the parties hereto agree as follows:

1. Section 8.1(d) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

    "(d) by HCEN, by giving written notice to the Seller, if the Closing shall not have occurred on or before December 1, 2000, or such later date as is agreed to by the Boards of Directors of both the Seller and HCEN, by reason of the failure of any condition precedent under Section 7.1 or 7.2 (unless the failure results primarily from a breach by HCEN of any representation, warranty, or covenant of HCEN contained in this Agreement or HCEN's failure to fulfill a condition precedent to closing or other default); or"

2. Section 8.1(e) of the Purchase Agreement is hereby amended and restated in its entirety as follows:

    "(e) by the Seller, by giving written notice to HCEN, if the Closing shall not have occurred on or before December 1, 2000, or such later date as is agreed to by the Boards of Directors of both the Seller and HCEN, by reason of the failure of any condition precedent under Section 7.1 or 7.3 (unless the failure results primarily from a breach by the Seller of any representation, warranty, or covenant of the Seller contained in this Agreement or the Seller's failure to fulfill a condition precedent to closing or other default)."

3. This Second Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

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     IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date and year first written above.



                                  HEALTHCENTRAL.COM



                                  By:    /s/ Albert Greene
                                         ---------------------------
                                  Name:  Albert Greene
                                  Title: Chief Executive Officer



                                  HCEN ACQUISITION CORP.



                                  By:    /s/ Albert Greene
                                         ---------------------------
                                  Name:  Albert Greene
                                  Title: Chief Executive Officer



                                  MORE.COM, INC.



                                  By:    /s/ Frank A. Newman
                                         ---------------------------
                                  Name:  Frank A. Newman
                                  Title: President and Chief Executive Officer


                                  COMFORT LIVING, INC.



                                  By:    /s/ Jay Hammer
                                         ---------------------------
                                  Name:  Jay Hammer
                                  Title: Chief Executive Officer

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